UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137 Warsaw, IN		46581
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2010, Da-Lite Screen Company, Inc. (the “Company”) and the Wilmington Trust Company, as trustee (the “Trustee”) entered into an Indenture (the “Indenture”) in connection with the issuance by the Company of $105 million aggregate principal amount of its 12 1/2% Senior Notes due 2015 (the “Notes”). The Notes accrue interest at a rate of 12 1/2% per annum and will mature on April 1, 2015.

The Indenture provides that the Company, at its option, may redeem any of the Notes during the 12-month period beginning April 1, 2013 at a redemption price of 106.25% of the principal amount of the Notes being redeemed, and thereafter at a redemption price of 100% of the principal amount of the Notes being redeemed, plus in each case, accrued interest to the redemption date. The Indenture also provides that at any time before April 1, 2013, subject to certain conditions, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds from sales of certain kinds of the Company’s capital stock at a redemption price of 112.5% of the principal amount of the Notes being redeemed, plus accrued interest to the redemption date.

The Indenture requires the Company, if “free cash flow” (as defined in the Indenture) exceeds zero for any fiscal year of the Company, to offer to purchase from all holders of the Notes, on a pro rata basis, up to the principal amount of Notes that can be purchased utilizing 50% of such free cash flow at the purchase price indicated in the Indenture, except that if free cash flow for any year is less than $1 million, the Company may elect not to make such offer and, in lieu thereof, to add such free cash flow to the amount of free cash flow for the next succeeding year.

The Indenture requires the Company to offer to purchase, at 101% of the principal amount thereof (plus accrued and unpaid interest), all of the outstanding Notes upon a change of control of the Company.

The Indenture contains covenants that limit the ability of the Company and the ability of its restricted subsidiaries to: incur additional indebtedness and issue preferred stock; pay dividends and make distributions in respect of our capital stock; make investments or certain other restricted payments; place limits on dividends and other payment restrictions affecting certain subsidiaries; engage in sale-leaseback transactions; enter into transactions with stockholders or affiliates; guarantee debts; sell assets; create liens; issue or sell stock of certain subsidiaries; and merge or consolidate. These covenants are substantially similar to those contained in the Indenture dated May 18, 2004 (the “2004 Indenture”) between the Company and the Wilmington Trust Company, as trustee, relating to the Company’s 9½% Senior Notes due 2011 (the “9½% Senior Notes”)

The Indenture provides that each “Domestic Subsidiary” (as defined in the Indenture) of the Company will guarantee the Notes. As of March 24, 2010, none of the Company’s subsidiaries are Domestic Subsidiaries.

The above summary of the Indenture is qualified in its entirety by reference to the text of the Indenture, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the issuance and sale of the Notes, the Company entered into the Registration Rights Agreement dated March 24, 2010 (the “Registration Rights Agreement”) with the initial purchaser of the Notes pursuant to which the Company agreed to use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) relating to an offer to exchange the Notes for an issue of notes registered under the Securities Act, with terms identical to those of the Notes, and, following the effective date of such registration statement, to offer to exchange the Notes for such registered notes. If interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, the Company has agreed to use reasonable best efforts to cause to become effective a shelf registration with respect to the Notes (the “Shelf Registration Statement”). If (i) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is filed with the SEC on or prior to May 23, 2010, (ii) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to September 20, 2010, or (iii) the Company fails to consummate the exchange offer contemplated by the Exchange Offer Registration Statement on or prior to October 20, 2010, the annual interest rate on the Notes will increase by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum for each subsequent 90-day period, up to an additional rate of 1.00% per annum, until such actions are taken or such events occur.

The above summary of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is included as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2010, the Company issued and sold $105 million aggregate principal amount of the Notes. The material terms of the Notes are described in Item 1.01 above, and such description is incorporated in this Item 2.03.

This offering of the Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On March 22, 2010, the Company entered into a letter agreement (the “Bank Agreement”) with Lake City Bank (the “Bank”), which replaces its existing agreement with the Bank which had been due to expire in 2011. Under the Bank Agreement, the Bank provides the Company with an unsecured revolving credit facility with maximum borrowings of $19.5 million. Borrowings under the Bank Agreement will mature in May 2012. Borrowings under the Bank Agreement bear interest at the prime rate, subject to an interest rate floor of 4.00% per annum. As of March 24, 2010, $0.6 million of borrowings were outstanding under the Bank Agreement.

The above summary of the Bank Agreement is qualified in its entirety by reference to the text of the Bank Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use the net proceeds of the offering of the Notes, together with borrowings under the Bank Agreement, to retire the 9½% Senior Notes, of which $98,005,000 principal amount were outstanding as of March 24, 2010. In connection therewith, the Company expects to issue notice to holders of the 9½% Senior Notes indicating that all of the 9½% Senior Notes will be redeemed on May 17, 2010.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture by and between Da-Lite Screen Company, Inc. and the Wilmington Trust Company, as trustee, dated March 24, 2010.

Exhibit 4.2	Registration Rights Agreement by and between Da-Lite Screen Company, Inc. and Morgan Stanley & Co. Incorporated, dated March 24, 2010.

Exhibit 10.1	Commitment Letter from Lake City Bank to Da-Lite Screen Company, Inc., dated March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Da-Lite Screen Company, Inc.

Dated: March 25, 2010	By:	/s/ Jerry C. Young
	Name:	Jerry C. Young
	Title:	Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Indenture by and between Da-Lite Screen Company, Inc. and the Wilmington Trust Company, as trustee, dated March 24, 2010.

Exhibit 4.2	Registration Rights Agreement by and between Da-Lite Screen Company, Inc. and Morgan Stanley & Co. Incorporated, dated March 24, 2010.

Exhibit 10.1	Commitment Letter from Lake City Bank to Da-Lite Screen Company, Inc., dated March 1, 2010.